Exhibit 99.1

Kohl’s Reports Third Quarter Fiscal 2021 Financial Results

•	Third quarter net sales and earnings exceed expectations and company raises full year 2021 financial outlook

•	Third quarter net sales increase 15.5%; third quarter comparable sales increase 14.7%

•	Record third quarter diluted earnings per share of $1.65 and company raises full year 2021 guidance to $7.10 to $7.30

•	Repurchased $506 million of shares in the quarter and now plans to repurchase $1.3 billion of shares in 2021

•	Ended the quarter in a strong financial position with $1.9 billion in cash

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—November 18, 2021— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended October 30, 2021.

	Three Months				Nine Months
($ in millions, except per share data)	October 30, 2021	October 31, 2020	Change		October 30, 2021	October 31, 2020	Change
Total revenue	$4,600	$3,979	15.6%		$12,934	$9,814	31.8%
Net sales(1)	15.5%	(13.3)%			33.9%	(25.9)%
Gross margin	39.9%	35.8%	408 bps		40.6%	30.5%	1,005 bps
Selling, general, and administrative expenses	$1,380	$1,302	6.0%		$3,791	$3,418	10.9%
Reported
Net income (loss)	$243	$(12)	100	%+	$639	$(506)	100	%+
Diluted earnings (loss) per share	$1.65	$(0.08)	100	%+	$4.19	$(3.28)	100	%+
Non-GAAP(2)
Adjusted net (loss) income	$243	$2	100	%+	$790	$(532)	100	%+
Adjusted diluted (loss) earnings per share	$1.65	$0.01	100	%+	$5.18	$(3.45)	100	%+

(1)	Represents change in Net sales vs. prior year period.
(2)

Amounts shown for the three months ended October 30, 2021 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes. All other periods are Non- GAAP and exclude Loss on Extinguishment of debt, Impairments, store closing, and other costs, and Gain on sale of real estate if applicable.

“Our strategic efforts to transform Kohl’s into the leading destination for the active and casual lifestyle continue to build momentum. We delivered another quarter of record earnings with both sales and margins exceeding expectations. During the quarter, we drove accelerated growth in Active and successfully launched several new brand partnerships, including the initial rollout of 200 Sephora at Kohl’s stores, which are off to a great start,” said Michelle Gass, Kohl’s chief executive officer.

“All of the pieces of our strategy are coming together and we remain incredibly confident in the future of our business. We are raising our full year 2021 guidance and continue to accelerate our share repurchase activity, reinforcing our commitment to driving shareholder value,” said Gass.

Updated 2021 Financial Outlook

The Company is raising its full year 2021 financial outlook to include the following:

•	Net sales is now expected to increase in the mid-twenties percentage range compared to the previous expectation of low-twenties percentage range increase

•	Operating margin is now expected to be in the range of 8.4% to 8.5% compared to the previous expectation of 7.4% to 7.6%

•	Adjusted earnings per share is now expected to be in the range of $7.10 to $7.30, excluding any non-recurring charges, compared to the previous expectation of $5.80 to $6.10

Dividend

As previously announced, on November 10, 2021, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.25 per share. The dividend is payable December 22, 2021 to shareholders of record at the close of business on December 8, 2021.

Third Quarter 2021 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on November 18, 2021. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net income (loss) and adjusted diluted earnings (loss) per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Source: Kohl’s

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net sales	$4,366	$3,779	$12,251	$9,152
Other revenue	234	200	683	662

Total revenue	4,600	3,979	12,934	9,814
Cost of merchandise sold	2,623	2,424	7,282	6,360
Gross margin rate	39.9%	35.8%	40.6%	30.5%
Operating expenses:
Selling, general, and administrative	1,380	1,302	3,791	3,418
As a percent of total revenue	30.0%	32.7%	29.3%	34.8%
Depreciation and amortization	210	210	631	656
Impairments, store closing, and other	—	21	—	85
(Gain) on sale of real estate	—	—	—	(127)

Operating income (loss)	387	22	1,230	(578)
Interest expense, net	66	78	195	214
Loss on extinguishment of debt	—	—	201	—

Income (loss) before income taxes	321	(56)	834	(792)
Provision (benefit) for income taxes	78	(44)	195	(286)

Net income (loss)	$243	$(12)	$639	$(506)

Average number of shares:
Basic	145	154	151	154
Diluted	147	154	153	154
Earnings (loss) per share:
Basic	$1.67	$(0.08)	$4.24	$(3.28)
Diluted	$1.65	$(0.08)	$4.19	$(3.28)

ADJUSTED NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net income (loss)
GAAP	$243	$(12)	$639	$(506)
Impairments, store closing, and other	—	21	—	85
(Gain) on sale of real estate	—	—	—	(127)
Loss on extinguishment of debt	—	—	201	—
Income tax impact of items noted above	—	(7)	(50)	16

Adjusted (non-GAAP)(1)	$243	$2	$790	$(532)

Diluted earnings (loss) per share
GAAP(2)	$1.65	$(0.08)	$4.19	$(3.28)
Impairments, store closing, and other	—	0.14	—	0.55
(Gain) on sale of real estate	—	—	—	(0.82)
Loss on extinguishment of debt	—	—	1.32	—
Income tax impact of items noted above	—	(0.05)	(0.33)	0.10

Adjusted (non-GAAP)(1)(3)	$1.65	$0.01	$5.18	$(3.45)

(1)

Amounts shown for the three months ended October 30, 2021 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes. All other periods are Non- GAAP and exclude Loss on Extinguishment of debt, Impairments, store closing, and other costs, and Gain on sale of real estate if applicable.

(2)

Weighted average diluted shares outstanding for purposes of calculating diluted adjusted (loss) earnings per share for the three months ended October 31, 2020 was 154 million as the effect of including dilutive shares would be antidilutive.

(3)

Weighted average diluted shares outstanding for purpose of calculating diluted earnings per share for the three months ended October 31, 2020 was 155 million, which includes the dilutive effect of share-based awards as determined under the treasury stock method.

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	October 30, 2021	October 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,873	$1,939
Merchandise inventories	3,642	3,607
Other	373	450

Total current assets	5,888	5,996
Property and equipment, net	7,329	6,876
Operating leases	2,293	2,422
Other assets	441	150

Total assets	$15,951	$15,444

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,135	$2,184
Accrued liabilities	1,545	1,272
Current portion of:
Finance leases and financing obligations	117	127
Operating leases	142	160

Total current liabilities	3,939	3,743
Long-term debt	1,909	2,450
Finance leases and financing obligations	2,072	1,402
Operating leases	2,537	2,644
Deferred income taxes	196	74
Other long-term liabilities	367	293
Shareholders’ equity	4,931	4,838

Total liabilities and shareholders’ equity	$15,951	$15,444

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
(Dollars in Millions)	October 30, 2021	October 31, 2020
Operating activities
Net income (loss)	$639	$(506)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	631	656
Share-based compensation	35	26
Deferred income taxes	(103)	(181)
Impairments, store closing, and other costs	—	49
(Gain) on sale of real estate	—	(127)
Loss on extinguishment of debt	201	—
Non-cash inventory costs	—	187
Non-cash lease expense	107	111
Other non-cash expenses	10	15
Changes in operating assets and liabilities:
Merchandise inventories	(1,044)	(251)
Other current and long-term assets	574	(45)
Accounts payable	659	978
Accrued and other long-term liabilities	172	111
Operating lease liabilities	(107)	(113)

Net cash provided by operating activities	1,774	910

Investing activities
Acquisition of property and equipment	(426)	(264)
Proceeds from sale of real estate	35	194

Net cash used in investing activities	(391)	(70)

Financing activities
Proceeds from issuance of debt	500	2,097
Deferred financing costs	(8)	(19)
Treasury stock purchases	(807)	(8)
Shares withheld for taxes on vested restricted shares	(26)	(21)
Dividends paid	(114)	(108)
Reduction of long-term borrowings	(1,044)	(1,497)
Premium paid on redemption of debt	(192)	—
Finance lease and financing obligation payments	(96)	(72)
Proceeds from financing obligations	8	4
Proceeds from stock option exercises	1	—
Other	(3)	—

Net cash provided by (used in) financing activities	(1,781)	376

Net increase (decrease) in cash and cash equivalents	(398)	1,216
Cash and cash equivalents at beginning of period	2,271	723

Cash and cash equivalents at end of period	$1,873	$1,939